CENTENNIAL RESOURCE PRODUCTION, LLC
(Predecessor)
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In Thousands)

	September 30, 2016	December 31, 2015
ASSETS
Current assets
Cash and cash equivalents	$410	$1,768
Accounts receivable, net	10,358	13,012
Derivative instruments, net	1,618	19,043
Prepaid and other current assets	864	322
Total current assets	13,250	34,145
Oil and natural gas properties, other property and equipment
Oil and natural gas properties, successful efforts method	718,999	651,596
Accumulated depreciation, depletion and amortization	(241,017)	(180,946)
Unproved oil and natural gas properties	139,690	105,897
Other property and equipment, net of accumulated depreciation of $1,665 and $868, respectively	1,703	2,240
Total property and equipment, net	619,375	578,787
Noncurrent assets
Derivative instruments, net	245	2,070
Other noncurrent assets	1,042	1,293
Total assets	$633,912	$616,295
LIABILITIES AND OWNERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses	$23,579	$19,985
Derivative instruments, net	1,000	—
Other current liabilities	243	2,148
Total current liabilities	24,822	22,133
Noncurrent liabilities
Revolving credit facility	124,000	74,000
Term loan, net of unamortized deferred financing costs	64,762	64,649
Asset retirement obligations	2,680	2,288
Deferred tax liability	1,954	2,361
Derivative instruments, net	557	—
Total liabilities	218,775	165,431
Owners’ equity	415,137	450,864
Total liabilities and owners’ equity	$633,912	$616,295

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

CENTENNIAL RESOURCE PRODUCTION, LLC
(Predecessor)
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In Thousands)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2016	2015	2016	2015
Revenues
Oil sales	$23,388	$18,913	$56,975	$59,068
Natural gas sales	2,629	2,054	5,717	6,082
NGL sales	1,304	926	3,097	3,590
Total revenues	27,321	21,893	65,789	68,740
Operating expenses
Lease operating expenses	3,656	4,355	10,295	17,317
Severance and ad valorem taxes	1,432	1,555	3,523	3,833
Transportation, processing, gathering and other operating expenses	1,787	1,424	4,375	4,352
Depreciation, depletion, amortization and accretion of asset retirement obligations	18,454	19,880	60,939	64,003
Abandonment expense and impairment of unproved properties	1,649	—	2,546	3,851
Contract termination and rig stacking	—	221	—	2,388
General and administrative expenses	5,250	3,007	10,655	8,538
Total operating expenses	32,228	30,442	92,333	104,282
Gain on sale of oil and natural gas properties	(15)	(9)	(11)	(2,688)
Total operating loss	(4,892)	(8,540)	(26,533)	(32,854)
Other (expense) income
Interest expense	(1,983)	(1,469)	(5,422)	(4,743)
Gain (loss) on derivative instruments	1,741	13,344	(4,184)	12,320
Other (expense) income	—	(9)	6	(5)
Total other (expense) income	(242)	11,866	(9,600)	7,572
Loss before income taxes	(5,134)	3,326	(36,133)	(25,282)
Income tax benefit	—	—	406	—
Net income (loss)	$(5,134)	$3,326	$(35,727)	$(25,282)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

CENTENNIAL RESOURCE PRODUCTION, LLC
(Predecessor)
CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN OWNER’S EQUITY
(Unaudited)
(In Thousands)

Total Owners’ Equity
Balance at December 31, 2015	$450,864
Contributions	—
Net loss	(35,727)
Balance at September 30, 2016	$415,137

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

CENTENNIAL RESOURCE PRODUCTION, LLC
(Predecessor)
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In Thousands)

	For the Nine Months Ended September 30,
	2016	2015
Cash flows from operating activities
Net loss	$(35,727)	$(25,282)
Adjustments to reconcile net loss to net cash provided by operating activities:
Accretion of asset retirement obligations	129	101
Depreciation, depletion and amortization	60,810	63,902
Abandonment expense and impairment of unproved properties	2,546	3,851
Deferred tax expense	(406)	—
Gain on sale of oil and natural gas properties	(11)	(2,688)
Loss (gain) on derivative instruments	4,184	(12,320)
Net cash received for derivative settlements	16,623	25,972
Amortization of debt issuance costs	363	360
Changes in operating assets and liabilities:
Decrease in accounts receivable	3,021	4,956
Increase in prepaid and other assets	(165)	(656)
Increase (decrease) in accounts payable and other liabilities	144	(9,722)
Net cash provided by operating activities	51,511	48,474
Cash flows from investing activities
Acquisition of oil and natural gas properties	(55,566)	(38,315)
Development of oil and natural gas properties	(45,203)	(133,595)
Purchases of other property and equipment	(206)	(2,097)
Development of assets held for sale	—	—
Proceeds from sales of oil and natural gas properties and other assets	—	2,691
Net cash used by investing activities	(100,975)	(171,316)
Cash flows from financing activities
Proceeds from revolving credit facility	55,000	84,000
Repayment of revolving credit facility	(5,000)	(83,000)
Capital contributions	—	110,656
Financing obligation	(1,894)	(1,238)
Debt issuance costs	—	(199)
Net cash provided by financing activities	48,106	110,219
Net decrease in cash and cash equivalents	(1,358)	(12,623)
Cash and cash equivalents, beginning of period	1,768	13,017
Cash and cash equivalents, end of period	$410	$394
Supplemental cash flow information
Cash paid for interest	$4,993	$4,340
Supplemental noncash activity
Accrued capital expenditures included in accounts payable and accrued expenses	$16,339	$14,946

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

CENTENNIAL RESOURCE PRODUCTION, LLC
(PREDECESSOR)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

Note 1—Organization and Nature of Operations
Centennial Resource Production, LLC, a Delaware limited liability company formerly named Atlantic Energy Holdings, LLC (“Centennial OpCo” or the “Predecessor”), was formed on August 30, 2012 by its management members, third-party investors and NGP Natural Resources X, LP (“NGP X”), an affiliate of Natural Gas Partners, a family of energy-focused private equity investment funds (“NGP”). Centennial OpCo is engaged in the development and acquisition of unconventional oil and associated liquids-rich natural gas reserves, primarily in the Delaware Basin of West Texas.
For additional information regarding the organization and formation of the Predecessor please refer to Note 1—Organization and Nature of Operations in the Predecessor’s audited consolidated and combined financial statements for the year ended December 31, 2015, included in the Proxy Statement of Silver Run Acquisition Corporation filed with the Securities and Exchange Commission on September 23, 2016 (the “Audited Financial Statements”).
Note 2—Basis of Presentation, Significant Accounting Policies, and Recently Issued Accounting Standards
Basis of Presentation
The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The condensed consolidated financial statements do not include all information and notes required by U.S. GAAP for complete financial statements. However, except as disclosed herein, there has been no material change in the information disclosed in the notes to the Audited Financial Statements. In the opinion of management, all adjustments, consisting of normal recurring accruals considered necessary for a fair presentation of interim financial information, have been included. Operating results for the periods presented are not necessarily indicative of expected results for the full year. Certain prior period amounts have been reclassified to conform to the current presentation on the accompanying condensed consolidated financial statements.
Assumptions, Judgments and Estimates
The preparation of the Predecessor’s condensed consolidated financial statements requires the Predecessor’s management to make various assumptions, judgments and estimates to determine the reported amounts of assets, liabilities, revenues and expenses, and in the disclosures of commitments and contingencies. Changes in these assumptions, judgments, and estimates will occur as a result of the passage of time and the occurrence of future events and, accordingly, actual results could differ from amounts previously established.
The more significant areas requiring the use of assumptions, judgments and estimates include: (1) oil and natural gas reserves; (2) cash flow estimates used in impairment tests of long-lived assets; (3) depreciation, depletion and amortization; (4) asset retirement obligations; (5) determining fair value and allocating purchase price in connection with business combinations; (6) valuation of derivative instruments; and (7) accrued revenue and related receivables.
Significant Accounting Policies
The significant accounting policies followed by the Predecessor are set forth in Note 2—Basis of Presentation, Summary of Significant Accounting Policies, and Recently Issued Accounting Standards in the Audited Financial Statements.
Recently Issued Accounting Standards
In August 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2016-15, Classification of Certain Cash Receipts and Cash Payments, which clarifies how certain cash receipts and cash payments are presented and classified in the statement of cash flows. This update addresses eight specific cash flow issues with the objective of reducing the existing diversity in practice. The new standard becomes effective for the Predecessor on January 1, 2018, with early adoption is permitted. The Predecessor is evaluating the impact, if any, that the adoption of this update will have on the Predecessor’s condensed consolidated financial statements and related disclosures.
In March 2016, the FASB issued ASU No. 2016-09, Improvements to Employee Share-Based Payment Accounting, which includes provisions intended to simplify various aspects related to how share-based compensation payments are accounted for and presented in the financial statements. This amendment will be effective prospectively for reporting periods beginning on or after December 15, 2016, and early adoption is permitted. The Predecessor is evaluating the impact, if any, that the adoption of this update will have on the Predecessor’s condensed consolidated financial statements and related disclosures.

CENTENNIAL RESOURCE PRODUCTION, LLC
(Predecessor)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

In February 2016, the FASB issued ASU No. 2016-02, Leases, which requires all leasing arrangements to be presented in the balance sheet as liabilities along with a corresponding asset.  This ASU will replace most existing leases guidance in U.S. GAAP when it becomes effective. The new standard becomes effective for the Predecessor on January 1, 2019.  Although early adoption is permitted, the Predecessor does not plan to early adopt the ASU.  The standard requires the use of the modified retrospective transition method.  The Predecessor is evaluating the impact, if any, that the adoption of this update will have on the Predecessor’s condensed consolidated financial statements and related disclosures.
In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers. This guidance is to be applied using a full retrospective method or a modified retrospective method, as outlined in the guidance. In August 2015, the FASB deferred the effective date of the new revenue recognition standard by one year. The revenue recognition standard is now effective for annual periods, and interim periods within those annual periods, beginning after December 15, 2017. Early adoption is permitted but only for annual periods, and interim periods within those annual periods, beginning after December 15, 2016. The Predecessor is evaluating the impact, if any, that the adoption of this update will have on our consolidated and combined financial statements and related disclosures.
Other than as disclosed above or set forth in Note 2—Basis of Presentation, Summary of Significant Accounting Policies, and Recently Issued Accounting Standards in the Predecessor’s Audited Financial Statements, there are no other new accounting standards that would have a material impact on the Predecessor’s condensed consolidated financial statements and disclosures.
Note 3—Accounts Receivable, Accounts Payable and Accrued Expenses
Accounts receivable are comprised of the following:

	September 30, 2016	December 31, 2015
	(in thousands)
Oil and natural gas	$8,372	$5,789
Joint interest billings	892	1,514
Hedge settlements	751	3,956
Other	434	1,844
Allowance for doubtful accounts	(91)	(91)
Accounts receivable, net	$10,358	$13,012
Accounts payable and accrued expenses are comprised of the following:

	September 30, 2016	December 31, 2015
	(in thousands)
Accounts payable	$7,365	$1,827
Accrued capital expenditures	11,110	11,700
Revenues payable	2,698	3,439
Other	2,406	3,019
Accounts payable and accrued expenses	$23,579	$19,985

CENTENNIAL RESOURCE PRODUCTION, LLC
(Predecessor)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

Note 4—Acquisitions
In June 2016, the Predecessor completed the acquisition of unproved and proved properties in the Delaware Basin. Total cash consideration paid by the Predecessor was $33.0 million, including usual and customary post-closing adjustments. The Predecessor determined that the acquisition met the criteria for a business combination under FASB Accounting Standard Codification (“ASC”) Topic 805, Business Combinations. The Predecessor allocated the final purchase price to the acquired assets and liabilities based on fair value as of the respective acquisition dates, as summarized in the table below. Refer to Note 7—Fair Value Measurements for additional discussion on the valuation techniques used in determining the fair value of the acquired properties.

September 30, 2016
(in thousands)
Cash consideration	$32,979
Fair value of assets and liabilities acquired:
Proved oil and natural gas properties	15,374
Unproved oil and natural gas properties	18,071
Total fair value of oil and natural gas properties acquired	33,445
Revenue Suspense	(400)
Asset retirement obligation	(66)
Total fair value of net assets acquired	$32,979

Note 5—Asset Retirement Obligations
The following table summarizes the changes in the Predecessor’s asset retirement obligations for the nine months ended September 30, 2016:

Nine Months Ended September 30, 2016
(in thousands)
Asset retirement obligations, beginning of period	$2,288
Liabilities assumed	66
Liabilities incurred	174
Liabilities settled	(9)
Accretion expense	129
Revision of estimated liabilities	32
Asset retirement obligations, end of period	$2,680
Note 6—Derivative Instruments
The Predecessor periodically uses derivative instruments to mitigate its exposure to a decline in commodity prices and the corresponding negative impact on cash flow available for reinvestment. While the use of these instruments limits the downside risk of adverse price changes, their use may also limit future revenues from favorable price changes. Depending on changes in oil and natural gas futures markets and the Predecessor’s view of underlying supply and demand trends, it may increase or decrease its hedging positions.
The following table summarizes the approximate volumes and average contract prices of swap and collar contracts the Predecessor had in place as of September 30, 2016:

CENTENNIAL RESOURCE PRODUCTION, LLC
(Predecessor)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

	2016	2017
Crude Oil Swaps:
Notional volume (Bbl)	193,200	675,250
Weighted average floor price ($/Bbl)	$55.21	$50.41
Crude Oil Basis Swaps:
Notional volume (Bbl)	320,300	127,750
Weighted average floor price ($/Bbl)	$(0.45)	$(0.20)
Natural Gas Swaps:
Notional volume (MMBtu)	—	1,460,000
Weighted average floor price ($/MMBtu)	$—	$2.94
In a typical commodity swap agreement, if the agreed upon published third-party index price (“index price”) is lower than the swap fixed price, the Predecessor receives the difference between the index price and the agreed upon swap fixed price. If the index price is higher than the swap fixed price, the Predecessor pays the difference. In addition, the Predecessor has entered into basis swap contracts in order to hedge the difference between the NYMEX index price and a local index price. When the actual differential exceeds the fixed price provided by the basis swap contract, the Predecessor receives the difference from the counterparty; when the differential is less than the fixed price provided by the basis swap contract, the Predecessor pays the difference to the counterparty.
The Predecessor’s commodity derivatives are measured at fair value and are included in the accompanying condensed consolidated balance sheets as derivative assets and liabilities. The fair value of the commodity contracts was a net asset of $0.3 million and $21.1 million as of September 30, 2016 and December 31, 2015, respectively.
The following tables below summarize the gross fair value of derivative assets and liabilities and the effect of netting on the condensed consolidated balance sheets:

	September 30, 2016
	(in thousands)
	Balance Sheet Classification	Gross Amounts	Netting Adjustments	Net Amounts Presented on the Condensed Consolidated Balance Sheets
Assets
Derivative instruments	Current assets	$2,642	$(1,024)	$1,618
Derivative instruments	Noncurrent assets	277	(32)	245
Total assets		$2,919	$(1,056)	$1,863
Liabilities
Derivative instruments	Current liabilities	$1,011	$(11)	$1,000
Derivative instruments	Noncurrent Liabilities	659	(102)	557
Total liabilities		$1,670	$(113)	$1,557

	December 31, 2015
	(in thousands)
	Balance Sheet Classification	Gross Amounts	Netting Adjustments	Net Amounts Presented on the Condensed Consolidated Balance Sheets
Assets
Derivative instruments	Current assets	$19,469	$(426)	19,043
Derivative instruments	Noncurrent assets	2,071	(1)	2,070
Total assets		$21,540	$(427)	$21,113
The Predecessor’s oil and natural gas derivative instruments have not been designated as hedges for accounting purposes; therefore, all gains and losses are recognized in the Predecessor’s condensed consolidated statements of operations. The derivative

CENTENNIAL RESOURCE PRODUCTION, LLC
(Predecessor)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

instruments are recorded at fair value on the condensed consolidated balance sheets and any gains and losses are recognized in current period earnings.
The following table presents gains and losses for derivative instruments not designated as hedges for accounting purposes for the periods presented:

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	(in thousands)
	2016	2015	2016	2015
Loss (gain) on derivative instruments	$(1,741)	$(13,344)	$4,184	$(12,320)
The Predecessor is exposed to financial risks associated with its derivative contracts from non-performance by its counterparties. The Predecessor mitigates its exposure to any single counterparty by contracting with a number of financial institutions, each of which have a high credit rating and is a member of its bank credit facility. The Predecessor’s member banks do not require it to post collateral for its hedge liability positions. Because some of the member banks have discontinued hedging activities, in the future the Predecessor may hedge with counterparties outside its bank group to obtain competitive terms and to spread counterparty risk.
The Predecessor did not incur any losses due to counterparty non-performance during the three and nine months ended September 30, 2016 or the year ended December 31, 2015.
Note 7—Fair Value Measurements
Assets and Liabilities Measured at Fair Value on a Recurring Basis
The Predecessor has categorized its assets and liabilities measured at fair value, based on the priority of inputs to the valuation technique, into a three-level fair value hierarchy. Level 1 inputs are the highest priority and consist of unadjusted quoted prices in active markets for identical assets and liabilities. Level 2 are inputs other than quoted prices that are observable for the asset or liability, either directly or indirectly. Level 3 are unobservable inputs for an asset or liability.
The following table is a listing of the Predecessor’s assets and liabilities that are measured at fair value and where they were classified within the fair value hierarchy as of September 30, 2016 and December 31, 2015 (in thousands):

	Level 1	Level 2	Level 3
	(in thousands)
Commodity derivative asset, net(1)
September 30, 2016	$—	$306	$—
December 31, 2015	$—	$21,113	$—

(1)	This represents a financial asset that is measured at fair value on a recurring basis.
Both financial and non-financial assets and liabilities are categorized within the above fair value hierarchy based on the lowest level of input that is significant to the fair value measurement. The following is a description of the valuation methodologies used by the Predecessor as well as the general classification of such instruments pursuant to the above fair value hierarchy. There were no transfers between Level 1, Level 2 or Level 3 during any period presented.
Derivatives
The Predecessor uses Level 2 inputs to measure the fair value of oil and natural gas commodity derivatives. The Predecessor uses industry-standard models that consider various assumptions including current market and contractual prices for the underlying instruments, implied market volatility, time value, nonperformance risk, as well as other relevant economic measures. Substantially all of these inputs are observable in the marketplace throughout the full term of the instrument and can be supported by observable data. The Predecessor utilizes its counterparties’ valuations to assess the reasonableness of its own valuations.
Nonrecurring Fair Value Measurements
The fair value measurements of assets acquired and liabilities assumed are measured on a nonrecurring basis on the acquisition date using an income valuation technique based on inputs that are not observable in the market and therefore represent Level 3 inputs. Significant inputs to the valuation of acquired oil and gas properties include estimates of: (i) reserves; (ii)

CENTENNIAL RESOURCE PRODUCTION, LLC
(Predecessor)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

production rates; (iii) future operating and development costs; (iv) future commodity prices, including price differentials; (v) future cash flows; and (vi) a market participant-based weighted average cost of capital rate. These inputs require significant judgments and estimates by the Predecessor’s management at the time of the valuation. Refer to Note 4-Acquisitions and Divestitures for additional information on the fair value of assets acquired during 2016.
Other Financial Instruments
The carrying amounts of the Predecessor’s cash, cash equivalents, accounts receivable, accounts payable, and accrued liabilities approximate fair value because of the short-term maturities and/or liquid nature of these assets and liabilities. The carrying values of the amounts outstanding under the Predecessor’s credit agreement approximate fair value because the variable interest rates are reflective of current market conditions.

Note 8—Long-Term Debt
Credit Agreement
The Predecessor’s amended and restated credit agreement (“credit agreement”), dated October 15, 2014, includes both a term loan commitment of $65.0 million (the “term loan”) and a revolving credit facility (the “revolving credit facility”) with commitments of $500.0 million (subject to the borrowing base), with a sublimit for letters of credit of $15.0 million. The revolving credit facility matures on October 15, 2019 and the term loan matures on April 15, 2018.
The borrowing base under the revolving credit facility is determined at the discretion of the lenders and depends on, among other things, the volumes of the Predecessor’s proved oil and natural gas reserves and estimated cash flows from these reserves and the Predecessor’s commodity hedge positions. In April 2016, the borrowing base was reaffirmed at $140.0 million.  The next regular redetermination date is scheduled for October 2016.
As of September 30, 2016, borrowings under the revolving credit facility were $124.0 million and $0.5 million of outstanding letters of credit, leaving $15.5 million in borrowing capacity under the revolving credit facility.
The term loan, net of unamortized deferred financing costs on the accompanying condensed consolidated balance sheets as of September 30, 2016 and December 31, 2015, consisted of the following:

	September 30, 2016	December 31, 2015
	(in thousands)
Term loan	$65,000	$65,000
Unamortized deferred financing costs	(238)	(351)
Term loan, net of unamortized deferred financing costs	$64,762	$64,649
The credit agreement also has customary covenants with which the Predecessor was in compliance as of September 30, 2016.
Note 9—Incentive Unit Compensation
There have been no material changes in issued, forfeited or vested incentive units during the nine months ended September 30, 2016. Please refer to Note 9—Incentive Unit Compensation in the Audited Financial Statements.
Incentive units are accounted for as liability awards under FASB ASC Topic 718, Compensation-Stock Compensation, with compensation expense based on period-end fair value. The achievement of payout conditions is a performance condition that requires the Predecessor to assess, at each reporting period, the probability that an event of payout will occur. Compensation cost is required to be recognized at such time that the payout terms are probable of being met. At the grant dates and subsequent reporting periods, the Predecessor did not deem as probable that such payouts would be achieved.
Note 10—Transactions with Related Parties
In May 2016, the Predecessor acquired acreage in close proximity to its operating area in Reeves County, Texas and wellbore only rights in an uncompleted horizontal wellbore for approximately $9.8 million from Caird DB, LLC, an affiliate of NGP.
The Predecessor is party to a 15-year gas gathering agreement with PennTex Permian, LLC (“PennTex”), an NGP affiliated company, which terminates on April 1, 2029 and is subject to one-year extensions at either party’s election. Under the agreement, PennTex gathers and processes the Predecessor’s gas. PennTex purchases the extracted natural gas liquids from the Predecessor, net of gathering fees and an agreed percentage of the actual proceeds from the sale of the residue natural gas and natural gas

CENTENNIAL RESOURCE PRODUCTION, LLC
(Predecessor)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

liquids. Net payments received from PennTex for the three months ended September 30, 2016 and 2015 were $0.5 million and $0.2 million, respectively. Net payments received from PennTex for the nine months ended September 30, 2016 and 2015 were $0.9 million and $0.9 million, respectively. As of September 30, 2016, the Predecessor recorded a receivable of $0.3 million from PennTex.
In October 2014, the gas gathering agreement with PennTex was amended to construct an expansion of the gathering system and a receipt point. Please refer to Note 11—Commitments and Contingencies.
From time to time, the Predecessor obtains services related to its drilling and completion activities from affiliates of NGP. In particular, the Predecessor has paid the following amounts to the following affiliates of NGP for such services: (i) approximately $0.3 million during the nine months ended September 30, 2016 to Cretic Energy Services, LLC; and (ii) approximately $3.3 million during the nine months ended September 30, 2016 to RockPile Energy Services, LLC. On September 8, 2016, Rockpile Energy Services, LLC, was purchased from NGP by a third party and is no longer a related party with the Predecessor.
Note 11—Commitments and Contingencies
Commitments
In October 2014, the Predecessor’s gas gathering agreement with PennTex was amended to provide for the construction of an expansion of the gathering system and a receipt point. The Predecessor will reimburse PennTex for the total cost of the expansion project. The Predecessor will pay a minimum fee of $7,000 per day until PennTex recoups the capital outlay for the expansion project. At September 30, 2016 a short-term liability of $0.3 million was in included in Other current liabilities on the condensed consolidated balance sheets. For the three and nine months ended September 30, 2016, the Predecessor made payments, including interest, of $0.2 million and $1.0 million, respectively.
In December 2015, the Predecessor entered into a transportation and gathering services agreement by which a transporter agreed to construct a crude oil gathering and transportation system capable of transporting crude oil from certain Company wells in Reeves and Ward Counties, Texas to destination points in Crane and Midland, Texas (the “Transportation System”), and the Predecessor agreed to dedicate and ship on the Transportation System all crude oil owned or controlled by the Predecessor from oil and gas leases covering approximately 28,000 gross acres located within a designated area of mutual interest in Reeves and Ward Counties. The agreement has a primary term of 12 years from October 1, 2016, the date the Transportation System was first put into service, and may be extended at the Company’s option for two successive two-year terms and, thereafter, is automatically extended for successive one-year terms unless terminated by the Predecessor or the transporter upon 60 days’ prior notice.
In July 2016, the Predecessor entered into a crude oil purchase agreement by which the Predecessor agreed to sell all of its crude oil production that is produced at receipt points identified in the agreement commencing on the October 1, 2016 in-service date of the Transportation System. The purchaser is obligated to purchase the crude oil at the receipt points identified in the agreement and transport it on the Transportation System. The agreement has an initial term of nine months from October 1, 2016, the date the Transportation System entered commercial service, and evergreen 30-day renewal terms unless terminated by the Predecessor or the purchaser on 30 days’ prior notice. The price received by the Predecessor for the crude oil it sells under the agreement is based generally on NYMEX pricing subject to marketing and other adjustments, and varies depending on whether the oil is transported to Crane or Midland, Texas and on whether the oil is transported before or after the Transportation System is connected to a pipeline in Crane, Texas or a terminal in Midland, Texas.
There have been no other material changes in commitments during the nine months ended September 30, 2016. Please refer to Note 11—Commitment and Contingencies in the Audited Financial Statements.
Contract Termination and Rig Stacking
In light of the low commodity price environment, the Predecessor curtailed its drilling activity during 2015. For the three and nine months ended September 30, 2015, the Predecessor incurred drilling rig termination fees of $0.2 million and $2.4 million, respectively, which are recorded in the Contract termination and rig stacking line item in the accompanying condensed consolidated statements of operations.
Contingencies
In the ordinary course of business, the Predecessor may at times be subject to claims and legal actions. Management believes it is remote that the impact of such matters will have a material adverse effect on the Predecessor’s financial position, results of operations or cash flows. Management is unaware of any pending litigation brought against the Predecessor requiring the reserve of a contingent liability as of the date of these condensed consolidated financial statements.
Note 12—Subsequent Events

CENTENNIAL RESOURCE PRODUCTION, LLC
(Predecessor)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

On October 11, 2016, Centennial Resource Development, Inc. (formerly known as Silver Run Acquisition Corporation) (CDEV) consummated the previously announced acquisition of approximately 89% of the outstanding membership interests in the Predecessor (the “Business Combination”), pursuant to (i) the certain Contribution Agreement, dated as of July 6, 2016 (as amended by Amendment No. 1 thereto, dated as of July 29, 2016, the “Contribution Agreement”), among Centennial Resource Development, LLC, a Delaware limited liability company (“CRD”), NGP Centennial Follow-On LLC, a Delaware limited liability company (“NGP Follow-On”), Celero Energy Company, LP, a Delaware limited partnership (together with CRD and NGP Follow-On, the “Centennial Contributors”), the Predecessor and New Centennial, LLC, a Delaware limited liability company (“NewCo”), (ii) that certain Assignment Agreement, dated as of October 7, 2016, between NewCo and Silver Run Acquisition Corporation and (iii) that certain Joinder Agreement, dated as of October 7, 2016, by Silver Run Acquisition Corporation.
In connection with the Business Combination CDEV paid the Centennial Contributors $1,186,744,348 in aggregate cash consideration and the Centennial Contributors retained 20,000,000 common membership interests in the Predecessor, representing approximately 11% of the outstanding membership interests in the Predecessor.
On October 11, 2016, the Predecessor also entered into an amendment to the credit agreement to, among other things (i) permit the transaction, (ii) reflect the repayment in full of all term loans thereunder, (iii) increase the borrowing base from $140.0 million to $200.0 million, (iv) increase the interest rate to LIBOR plus 2.25% - 3.25%, and (v) require the Predecessor to have sufficient liquidity and satisfy a maximum leverage ratio in order to make dividends. As of the closing date of the Business Combination, the Predecessor has no outstanding debt and approximately $100.0 million of cash on hand.